Exhibit 99.5


                                  NO. 98-28403


NATIONAL EQUITIES HOLDINGS, INC.                         In the District Court
                                                         of
v.                                                       HARRIS CO., TEXAS
BRADLEY KNOLLENBERG,
ET AL.                                                   295TH JUDICIAL DISTRICT


                                AGREEMENT - ORDER

         NATIONAL EQUITIES HOLDINGS, INC. and BRADLEY KNOLLENBERG, et. al. (Erin Oil Exploration Inc., Gulf Minerals Exploration, Billy Knollenberg, and Doris Knollenberg) hereby agree as follows:

         1. Bradley Knollenberg shall complete, execute, and deliver (by facsimile) his "Officers and Directors Questionnaire" for the year ended 31 December 1997, to Sheryl Jones Alu, counsel for NEHI, on or before 2 November 1998.

         2. Bradley Knollenberg shall produce the original of NEHI stock certificate No. 2243 representing 1,000,000 shares of common stock of National Equities Holdings, Inc., at the offices of Walter Cicack, 2300 America Tower, 2929 Allen Parkway, Houston, Texas 77019, between the hours of 1:00 p.m. and 4:00 p.m., Monday, 2 November 1998, and Michael B. Lee shall be permitted to inspect and copy the same (on Walter Cicack's copier without charge).

         3. National Equities Holdings, Inc. shall complete and file with the Securities and Exchange Commission, via "EDGAR," the Form 10-K SB for the year ended 31 December 1997, during the week of November 16, 1998.

         AGREED this 30th day of October 1998.


                                    /s/ Walter Cicack
                                    --------------------------------------------
                                    Walter Cicack,
                                    Counsel for Bradley Knollenberg, et al.



                                    /s/ Michael B. Lee
                                    --------------------------------------------
                                    Michael B. Lee
                                    Counsel for National Equities Holdings, Inc.


Signed October 30, 1998


/s/ Sharolyn Wood
-----------------------
Sharolyn Wood
Judge Presiding